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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 13, 2000


                             INGERSOLL-RAND COMPANY
               (Exact Name of Registrant as Specified in Charter)


         NEW JERSEY                   1-985                     13-5156640
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
      of Incorporation)              Number)                Identification No.)


                        WOODCLIFF LAKE, NEW JERSEY 07675
               (Address of Principal Executive Offices) (Zip Code)


                                 (201) 573-0123
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 13, 2000, IR Merger Corporation (the "Purchaser"), a wholly-owned subsidiary of Ingersoll-Rand Company ("Ingersoll-Rand"), acquired approximately 47,470,957 shares of common stock, par value $.001 per share, of Hussmann International, Inc. (the "Company"), representing approximately 93% of the Company's outstanding shares, for a cash price of $29.00 per share, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 16, 2000.

         The Company manufactures, sells, installs and services merchandising and refrigeration systems for the commercial food industry. The Company offers a variety of systems including refrigerated and non-refrigerated display merchandisers, refrigeration systems and beverage coolers. Display merchandisers are used to display refrigerated and frozen products in supermarkets, convenience stores, food service outlets and delicatessens. The Company's display merchandisers can be customized to display a variety of items. The Company's refrigeration systems include multi-compressors, automatic flow control systems and electronic controls, which are generally located in a store's back room, away from the display and merchandising areas. In addition, the Company manufactures air handlers, condensers and coils for the commercial/industrial refrigeration market. The Company also manufactures and installs walk-in storage coolers and freezers used for bulk storage and non-display items.

         On June 16, 2000, Ingersoll-Rand completed the merger of the Purchaser with and into the Company (the "Merger"). Upon consummation of the Merger, the Company became a wholly-owned subsidiary of Ingersoll-Rand and the shareholders of the Company who did not tender their shares (and who will not exercise their appraisal rights) became entitled to receive $29.00 per share. The total purchase price for the Company was approximately $1.71 billion, after taking into account amounts paid in respect of outstanding stock options, the refinancing of certain of the Company's outstanding indebtedness and certain other transaction expenses.

         The funds used by Purchaser to consummate the acquisition came from loans by Ingersoll-Rand. The funds used by Ingersoll-Rand to fund such loans were obtained through the issuance of approximately $847 million of commercial paper, which is backed by Ingersoll-Rand's existing revolving credit arrangements, and approximately $862 million of extendible commercial notes, in each case bearing a market interest rate. Ingersoll-Rand intends to repay the commercial paper and extendible commercial notes with the proceeds of planned divestitures and general corporate funds.


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ITEM 7.  EXHIBITS

Exhibit 2.1 The Agreement and Plan of Merger, dated as of May 11, 2000, by and among Ingersoll-Rand Company, IR Merger Corporation, Hussmann International, Inc. was filed under cover of Schedule TO with the Securities and Exchange Commission on May 16, 2000, and is incorporated herein by reference.

Exhibit 99.1 The press release dated June 14, 2000 announcing the expiration of the tender offer and the acceptance of in excess of 93% of the Shares of Hussmann International, Inc. was filed under cover of Schedule TO/A with the Securities and Exchange Commission on June 14, 2000 and is incorporated herein by reference.

Exhibit 99.2 Press release dated June 16, 2000 announcing the consummation of the Merger.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Ingersoll-Rand Company


Date: June 19, 2000                          By: /s/ Patricia Nachtigal
                                                 -----------------------------
                                                 Name: Patricia Nachtigal
                                                 Title: Vice President and
                                                        General Counsel


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